Exhibit 10.32

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is entered into at 5:00 p.m. California time on August 9, 2006 (the “Effective Date”), by and between Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), and Olympus Corporation, a Japanese corporation (“Purchaser”).

1.             Sale of Stock.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, at a closing to occur at the principal office of the Company within thirty (30) days of the Effective Date (the “Closing”), the number of shares of the Company’s Common Stock (the “Shares”) determined by dividing $11,000,000 (“Purchase Price”) by the closing sale price of the Company’s common stock as quoted on the Nasdaq Stock Market on the Effective Date; provided however, that in the event the total number of shares that would be owned by Olympus, after adding the new Shares as calculated above to the previously acquired 1.1 million shares, would exceed 19.9% of the then total outstanding Cytori shares, the Purchase Price (and the number of new Shares that would be purchased at such price-per-Share) shall be reduced by an amount that would cause the total share ownership of Olympus as calculated above to be  to  exactly 19.9% of the total outstanding Cytori shares.  The Shares shall upon issuance be listed on the Nasdaq Global Market.    The offering and sale of the Shares are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). As such, the issuance of the Shares pursuant to this Agreement shall be duly registered under the Securities Act. Purchaser acknowledges that the Company intends to enter into other purchase or subscription agreements on terms substantially similar to the terms of this Agreement with certain other investors and currently intends to offer and sell (the “Offering”) Common Stock, for a total (including Purchaser and such other investors) of up to an aggregate of $                             pursuant to the Registration Statement and Prospectus.

2.             Purchase.  At the Closing, the Company shall deliver to Purchaser the documentation from Company’s transfer agent certifying the completion of the electronic transfer of the Shares into the account specified by Purchaser, and Purchaser shall immediately deliver to the Company the Purchase Price therefor by wire transfer.

3.             Limitations on Transfer.  Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with applicable securities laws and regulations of applicable countries and stock exchanges.

4.             Investment Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)           Purchaser has received and/or is aware that the Company has filed or shall file with the Securities and Exchange Commission (the “Commission”) a prospectus (the “Base Prospectus”) and a prospectus supplement reflecting the Offering (collectively, the “Prospectus”), with respect to an effective Form S-3 registration statement (File No. 333-134129), (the “Registration Statement”), including any amendments thereto, and the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder.  Purchaser hereby confirms that it has had full access to the Base Prospectus and the Company’s periodic reports and other publicly available information incorporated by reference therein, and was able to read, review, download and print such materials. Purchaser further acknowledges that Purchaser and Purchaser’s advisors have had the opportunity to ask questions of and receive answers from the Company’s management concerning this investment.

(b)           Purchaser has not entered into any agreement to pay commissions to any persons with respect to the purchase or sale of the Shares, except commissions for which Purchaser will be responsible.

(c)           Purchaser understands and acknowledges that no Japanese, German or United States federal or state agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merits of this investment, nor have any such agencies, governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to the Shares.

(d)           Purchaser, in evaluating the merits of an investment in the Shares, is not relying on the Company, its counsel, or any financial or other advisor to the Company for an evaluation of the tax, legal or other consequences of an investment in the Shares.

5.             Legends.  Any physical certificates representing Shares shall bear the following legend:

THIS CERTIFICATE EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN CYTORI THERAPEUTICS, INC. AND COMPUTERSHARE TRUST COMPANY, INC., A COLORADO CORPORATION, AS RIGHTS AGENT, DATED AS OF MAY 29, 2003 (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CYTORI THERAPEUTICS, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. CYTORI THERAPEUTICS, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS, WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

6.             Indemnification.

(a)           Indemnification by the Company. The Company shall indemnify and hold harmless Purchaser, its permitted assignees, officers, directors, agents, brokers, investment advisors and employees, each person who controls Purchaser or a permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or (ii) as a result of the failure of the Purchaser to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale.  The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(b) hereof) and shall survive the transfer of the Shares by the Purchaser.

(b)           Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity pursuant to Section 6(a) or 6(b) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not unreasonably be withheld, conditioned or delayed, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder or pursuant to applicable law).

(c)           The indemnity agreement contained in this Section is in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.             Representations by the Company.  In connection with the sale of the Shares by the Company, the Company represents to Purchaser the following:

The Company has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, since December 31, 2002, including the Registration Statement (each a “Company SEC Filing,” and collectively the “Company SEC Filings”).  Each Company SEC Filing (i) as of its date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with generally accepted accounting principles applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the consolidated financial position of the Company as of the respective date thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments.)  The books and records of the Company have been, and are being, maintained in accordance with applicable legal and accounting requirements.  The Company has not, directly or indirectly, disclosed any material non-public information of the Company to Purchaser.  The information concerning the Company set forth in this Agreement, the Prospectus, the Registration Statement, and any document, statement or certificate furnished to Purchaser at the Closing, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading.

8.             Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them with regard to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)           Construction.  This Agreement is the result of negotiations between and has been reviewed by both of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either one of the parties hereto.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient (i) when delivered personally, (ii) when received via fax if the sender has written confirmation of receipt, or (iii) two (2) business days after being sent via a reputable express air delivery service, with postage and/or fees prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice hereunder.

(f)            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument.

(g)           Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

[Signature Page Follows]

The parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

COMPANY:

CYTORI THERAPEUTICS, INC.

/s/ Christopher J. Calhoun

By:	Christopher J. Calhoun
Title:	Chief Executive Officer

Address:
3020 Callan Road
San Diego, CA 92121

Fax: U.S. (858) 450-4335

PURCHASER:

OLYMPUS CORPORATION

/s/ Tsuyoshi Kikukawa

By:	Tsuyoshi Kikukawa
Title:	President

Address:
43-2 Hatagaya 2-chome,
Shibuya-ku, Tokyo,
JAPAN

Fax: Japan 03-3340-2062